Exhibit 23.2

May 8, 1998



The Board of Directors
Cardinal Financial Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.



                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP

Washington, D.C.
May 7, 1998